Exhibit 99.1

Orexigen® Therapeutics Reports Second Quarter Ended June 30, 2011 Financial Results

San Diego, CA, August 8, 2011 – Orexigen® Therapeutics, Inc. (Nasdaq: OREX), a biopharmaceutical company focused on the treatment of obesity, today announced financial results for the second quarter of 2011. For the three months ended June 30, 2011, Orexigen reported a net loss of $7.6 million, or $0.16 per share, as compared to a net loss of $11.9 million, or $0.25 per share, for the second quarter of 2010. As of June 30, 2011, Orexigen had $36.4 million in cash and cash equivalents and an additional $33.3 million in marketable securities, for a total of approximately $69.7 million.

Total operating expenses for the second quarter of 2011 were $8.3 million compared to $11.8 million for second quarter of 2010. This decrease in operating expenses primarily reflects a decrease in research and development expenses of $2.5 million principally related to the decrease in expenses related to our Contrave® development program, salaries and personnel related costs and stock-based compensation expense. This overall decrease in operating expenses also reflects a decrease in general and administrative costs of $1.0 million principally related to decreases in medical affairs expense and market research costs. During the quarter, after the Company’s meeting with FDA to discuss the Complete Response Letter received, the Company decided to further reduce cash expenditure through an additional reduction in force, resulting in certain one-time charges of $1.4 million that were recorded in the second quarter of 2011. Cash expenditure for the second half of 2011 is expected to be substantially lower than for the first half of 2011. However, if we are successful in our appeal efforts with Contrave, or in our business development efforts to acquire or license new assets, future spending will change to support those programs.

“We are continuing the dispute resolution process because we strongly believe that there is a patient population for Contrave that has a risk:benefit profile that justifies approval without results from a cardiovascular outcomes trial, stated Mike Narachi, Orexigen President and CEO. “Importantly, we have prioritized the pursuit of additional assets and are optimistic in these business development efforts.”

About Orexigen Therapeutics

We are a biopharmaceutical company focused on expanding our pipeline of product candidates through one or more in-license, asset acquisitions or merger transactions where we can leverage our management team, cash and other resources. Our strategy stems from feedback received from the U.S. Food and Drug Administration, or FDA, concerning substantial additional development requirements for our lead product candidate, Contrave. Contrave has completed Phase III clinical trials, and our other product candidate, Empatic™, has completed Phase II clinical trials. Each of the components of our product candidates has already received regulatory approval and has been commercialized previously. We are appealing the FDA’s additional development requirements for Contrave through the formal dispute resolution process. Further information about the Company can be found at www.orexigen.com.

Forward-Looking Statements

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding substantially lower cash expenditure for the second half of 2011, a viable path forward for Contrave, the timing of and potential for success with the dispute resolution process for Contrave, and the potential for, and timing of, approval for Contrave. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: Orexigen’s ability to succeed in the dispute resolution process for Contrave; Orexigen’s ability to agree with the FDA on the design and feasibility of a cardiovascular outcomes trial, Orexigen’s ability to conduct such a cardiovascular outcomes trial, Orexigen’s ability to demonstrate that the risk of major adverse cardiovascular events in overweight and obese subjects treated with Contrave does not adversely affect the product candidate’s benefit-risk profile; the potential for early termination of the collaboration agreement between Orexigen and Takeda; the costs and time required to complete additional clinical, non-clinical or other requirements prior to any resubmission of an NDA; the therapeutic and commercial value of Contrave; Orexigen’s ability to attract and retain key personnel; Orexigen’s ability to maintain sufficient capital; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q, which we intend to file with the Securities Exchange Commission this week and will be available from the SEC’s website (www.sec.gov) and on our website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Orexigen	Media
Jay Hagan	Carolyn Wang
Chief Business Officer	WCG
(858) 875-8600	(415) 225-5050

Orexigen Therapeutics, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

	June 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,400	$24,926
Investment securities, available-for-sale	33,298	67,440
Prepaid expenses and other current assets	1,309	2,502

Total current assets	71,007	94,868
Property and equipment, net	654	894
Restricted cash	612	881
Other assets	11	203

Total assets	$72,284	$96,846

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$5,600	$10,355
Deferred revenue, current portion	3,429	3,517
Long-term debt, current portion	205	2,416

Total current liabilities	9,234	16,288
Deferred revenue, less current portion	43,714	46,311
Other long-term liabilities	383	459
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized at June 30, 2011 and December 31, 2010; no shares issued and outstanding at June 30, 2011 and December 31, 2010	—	—
Common stock, $.001 par value, 300,000,000 and 100,000,000 shares authorized at June 30, 2011 and December 31, 2010; 48,084,692 and 47,767,313 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	48	48
Additional paid-in capital	356,722	352,401
Accumulated other comprehensive income (loss)	6	(9)
Accumulated deficit	(337,823)	(318,652)

Total stockholders’ equity	18,953	33,788

Total liabilities and stockholders’ equity	$72,284	$96,846

Orexigen Therapeutics, Inc.

Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2011	2010	2011	2010
Revenues:
Collaborative agreement	$857	$—	$1,714	$—
License revenue	0	22	971	44

Total revenues	857	22	2,685	44
Operating expenses:
Research and development	3,131	5,586	9,698	13,567
General and administrative	5,204	6,182	11,963	12,203

Total operating expenses	8,335	11,768	21,661	25,770

Loss from operations	(7,478)	(11,746)	(18,976)	(25,726)
Other income (expense):
Interest income	11	34	26	80
Interest expense	(101)	(191)	(221)	(336)

Total other income (expense)	(90)	(157)	(195)	(256)

Net loss	$(7,568)	$(11,903)	$(19,171)	$(25,982)

Net loss per share—basic and diluted	$(0.16)	$(0.25)	$(0.40)	$(0.55)

Shares used in computing net loss per share – basic and diluted	48,082	47,225	47,975	47,220